SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         HERITAGE INCOME-GROWTH TRUST
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


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

                                [HERITAGE LOGO]

May 7, 2001

Dear Shareholders:

The enclosed proxy materials relate to a special shareholders meeting of the Heritage Income-Growth Trust ("Fund") to be held on Friday, June 22, 2001. The primary purpose of this meeting is to seek shareholder approval of a Subadvisory Agreement under which Thornburg Investment Management, Inc. ("Thornburg") would become the investment subadviser of the Fund. Under the proposed agreement, Thornburg would be compensated by Heritage Asset Management, Inc. ("Heritage"), the Fund's investment adviser, and not by the Fund.

Heritage has recommended, and the Fund's Board of Trustees ("Board") has approved, the appointment of Thornburg as subadviser to the Fund. Thornburg, an investment management firm that provides investment advisory services to retail and institutional clients and registered investment companies, currently has assets under management of approximately $4 billion. Adding Thornburg as an investment subadviser of the Fund would allow the Fund to access the portfolio management services of an experienced equity investment team.

The Board is also seeking shareholder approval of a proposal that will change the investment objective of the Fund. The Fund's current objective is to seek long-term total return with equal emphasis on current income and capital appreciation. The proposed investment objective is to primarily seek long-term capital appreciation and, secondarily, to seek current income. This proposed change reflects the fact that the dividend yields on securities in which the Fund typically invests have declined substantially since the Fund commenced operations. If this proposal is approved, the Fund would view current income as a secondary consideration in seeking long-term total return.

Additionally, the Board is seeking approval of proposed changes to certain of the Fund's investment policies. These proposed changes are designed to simplify and modernize these policies consistent with current applicable regulatory guidelines.

Finally, Heritage is seeking shareholder approval of a proposal that will permit Heritage to hire subadvisers or modify subadvisory agreements for the Fund with the approval of the Fund's Board of Trustees, but without shareholder approval. If this proposal is approved, the Fund could minimize expenses in the future by not having to conduct shareholder meetings if Heritage proposes future changes to the Fund's subadviser or to its subadvisory agreements.

Please vote your shares today. Your prompt attention to this matter can help to avoid the cost of future solicitation for your proxy regarding this meeting.

Very truly yours,

/s/ Richard K. Riess

Richard K. Riess
President
Heritage Income-Growth Trust

                         HERITAGE INCOME-GROWTH TRUST

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS
                                 June 22, 2001

TO THE SHAREHOLDERS:

   A special meeting of the holders of shares of beneficial interest of the Heritage Income-Growth Trust (the "Fund") will be on June 22, 2001 at 8:30 a.m. Eastern time, or any adjournment(s) thereof, at the offices of Heritage Asset Management, Inc. ("Heritage"), 100 Carillon Parkway, Suite 300, St. Petersburg, FL 33716, for the following purposes:

     (1) To approve a Subadvisory Agreement between Heritage and Thornburg Investment Management, Inc. with respect to the Fund;

     (2) To approve a change in the Fund's investment objective;

     (3) To approve changes to certain of the Fund's fundamental investment policies;

     (4) To approve a proposal to permit Heritage to hire subadvisers or modify subadvisory agreements without shareholder approval; and

     (5) To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

   You are entitled to vote at the meeting and any adjournment(s) thereof if you owned shares of the Fund at the close of business on April 23, 2001. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

                                 By Order of the Board of Trustees,

                                 CLIFFORD J. ALEXANDER
                                 Secretary

May 7, 2001
880 Carillon Parkway
St. Petersburg, Florida 33716


                            YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN

    Please indicate your voting instructions on the enclosed proxy card, date and sign the card, and return the card in the envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted "FOR" the proposals noticed above. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly. As an alternative to mailing your paper proxy card to us to vote, you may vote by telephone or via the Internet. To vote in this manner, please refer to the enclosed voting instruction card for the toll-free telephone number and the Internet address.

    Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy card, they will not be voted.

                         HERITAGE INCOME-GROWTH TRUST
                             880 Carillon Parkway
                         St. Petersburg, Florida 33716

                               -----------------

                                PROXY STATEMENT
          Special Meeting of Shareholders to be Held on June 22, 2001

                               -----------------

                                 INTRODUCTION

   This is a proxy statement for the Heritage Income-Growth Trust (the "Fund") in connection with the solicitation of proxies made by, and on behalf of, the Fund's Board of Trustees ("Trustees" or "Board"), to be used at the special meeting of shareholders of the Fund or any adjournment(s) thereof ("Meeting"). This proxy statement and proxy card first will be mailed to shareholders on or about May 7, 2001.

   A majority of the shares of beneficial interest of the Fund ("Shares") outstanding on April 23, 2001 ("Record Date") represented in person or by proxy, must be present to constitute a quorum for the transaction of business at the Meeting. Only holders of Shares as of this date are entitled to notice of and to vote at the Meeting. In the absence of a quorum or in the event that a quorum is present at the Meeting but votes sufficient to approve any one of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote FOR such proposal in favor of an adjournment and will vote those proxies required to be voted AGAINST such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals described in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

   An abstention is a proxy that is properly executed, returned and accompanied by instructions withholding authority to vote. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or persons entitled to vote or with respect to which the broker does not have discretionary voting authority. Abstentions and broker non-votes are counted as votes present for purposes of determining whether the requisite quorum exists. Approval of Proposals No. 1, No. 2, No. 3 and No. 4 require the affirmative vote of a specified percentage of the total shares outstanding or of the total shares present at the meeting. As a result, abstentions and broker non-votes will have the same effect as votes cast AGAINST these proposals because approval of these proposals depends only on the number of affirmative votes cast and not on the ratio of votes cast FOR a proposal to votes cast AGAINST a proposal. Your proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy if received by the Fund prior to the Meeting, or by appearing and voting at the Meeting.

   The individuals named as proxies in the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you sign, date and return the proxy card, but give no voting instructions, your Shares will be voted in favor of the proposals described in this Proxy Statement. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Meeting. However, if the Fund has received a shareholder proposal to be presented to shareholders at the Meeting within a reasonable time before the proxy solicitation is made, the duly appointed proxies do not have the discretionary authority to vote upon such proposals.

   Solicitations will be made primarily by mail but also may include telephone communications by regular employees of Heritage. As an alternative to mailing your paper proxy card to us to vote, you may vote by telephone or via the Internet utilizing a program provided by ADP Investor Communications Services ("ADP"). To vote in this manner, please refer to the enclosed voting instruction card for the toll-free telephone number and the Internet address. If votes are recorded by telephone, ADP will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that a shareholder's instructions have been properly recorded. Proxies voted by telephone or via the Internet may be revoked at any time before they are voted at the Meeting in the same manner that proxies voted by mail may be revoked. Under Massachusetts business trust law, there is no specific prohibition against shareholders voting their shares via the Internet.

   The Fund currently offers three classes of shares: Class A Shares, Class B Shares and Class C Shares. As of the Record Date, the Fund had a total of 4,149,169 Shares outstanding and no shareholder held of record or owned beneficially more than 5% of the issued and outstanding Shares of the Fund. All costs associated with the Meeting, including the solicitation of proxies, will be borne by Heritage. Each full Share of the Fund is entitled to one vote, and each fractional share is entitled to a proportionate share of one vote. You may obtain a copy of the Fund's most recent annual and semi-annual reports to shareholders, free of charge, by writing to Heritage at 880 Carillon Parkway, St. Petersburg, Florida 33716 or by calling 1-800-421-4184.

               PROPOSAL 1. APPROVAL OF THE SUBADVISORY AGREEMENT

Introduction

   The Board and Heritage propose that Thornburg Investment Management, Inc. ("Thornburg") be appointed as an investment subadviser to the Fund. If shareholders approve this appointment, Thornburg would become a subadviser to the Fund and Heritage currently intends to allocate all of the Fund's assets to Thornburg. Eagle Asset Management, Inc. ("Eagle"), an affiliate of Heritage, currently is the Fund's sole investment subadviser. Heritage and Eagle are wholly owned subsidiaries of Raymond James Financial, Inc. ("RJF"). Eagle has been an investment subadviser of the Fund since the Fund's inception pursuant to a subadvisory agreement between Heritage and Eagle dated October 31, 1986 ("Eagle Agreement"). Although the Eagle Agreement will remain in effect if Thornburg is appointed as a subadviser, Heritage currently does not intend to allocate Fund assets to Eagle.

   If shareholders approve Thornburg's appointment as subadviser, Thornburg will provide substantially the same portfolio management services as Eagle has provided and will receive the same fee from Heritage that Eagle currently receives. Thornburg will utilize an equity investment team to manage the Fund's investment portfolio. The equity investment team will use a bottom up method of analysis based on fundamental research to select securities for the Fund's portfolio. It will seek to construct a portfolio that has a higher weighted average dividend yield than the current dividend yield of the Standard & Poor's 500 Index. Investments in the portfolio will typically have at least one of the following characteristics: (1) a growth rate greater than inflation; (2) are issued by companies that Thornburg believes occupy important positions in an expanding industry; (3) shareholder-oriented managements; or (4) current market prices below estimated intrinsic value. Thornburg will generally invest in medium- to large-capitalization companies that are diversified across different industries and sectors. The investment team will also seek to invest in companies that they believe are currently undervalued in the market, but which have fundamental value and promise for earnings growth.

   At a meeting on February 26, 2001, the Board determined that it would be in the best interests of the Fund and its shareholders to retain Thornburg as an investment subadviser to the Fund. In making this decision, the Board considered, among other factors, the Fund's recent and long-term performance track records, the expertise that Thornburg offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios. The Board also considered the experience of Thornburg's current portfolio managers, Thornburg's proposed investment strategy for the Fund, Thornburg's fee proposal, and the financial strength and quality of services offered by Thornburg.

   Accordingly, the Board unanimously voted that subject to shareholder approval, (1) Thornburg be appointed as an investment subadviser to the Fund, and (2) the proposed subadvisory agreement between Heritage and Thornburg ("Thornburg Agreement") be approved and submitted for shareholder approval. These decisions included the unanimous approval of all Trustees who are not "interested persons" of the Trust, Heritage or Thornburg as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act") ("Independent Trustees").

Description of the Thornburg Agreement

   Under the Thornburg Agreement, Thornburg will manage the investment of Fund assets allocated to it by Heritage and will be responsible for placing all orders for the purchase and sale of portfolio securities, subject to the supervision of the Trustees and Heritage. If the shareholders approve these proposals, Heritage currently intends to allocate all of the Fund's assets to Thornburg. As compensation for its services and for expenses borne by Thornburg under the Agreement, Thornburg will be paid a subadvisory fee by Heritage (not by the Fund) at the same rate paid to Eagle. Heritage currently pays from its advisory fee to Eagle a subadvisory fee equal to 50% of the advisory fees payable to Heritage without regard to any reduction in fees actually paid to Heritage as result of voluntary fee waivers by Heritage. Heritage receives an annualized advisory fee, computed daily and paid monthly, of 0.75% of the Fund's average daily net assets on the first $100 million and 0.60% on average daily net assets over $100 million. During the Fund's fiscal year ended September 30, 2000, Heritage paid Eagle $294,405 in subadvisory fees.

   The Thornburg Agreement provides that Thornburg will not be liable for any act or omission in the course of, or connected with, rendering services under the Thornburg Agreement, except when such services are rendered in bad faith, negligence or disregard of its duties under the Thornburg Agreement. However, Thornburg will indemnify and hold harmless Heritage, the Fund, the Trustees, officers or shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) which arise or result from Thornburg's bad faith, negligence, willful misfeasance or disregard of its duties under the Thornburg Agreement.

   If approved by shareholders, the Fund anticipates that Heritage and Thornburg would execute the Thornburg Agreement promptly. Unless sooner terminated, it would remain in effect continuously for two years following its effective date. Thereafter, it would continue automatically for successive years, provided that it is specifically approved at least annually (1) by a vote of a majority of the Independent Trustees and (2) by a majority of all Trustees or by a vote of a majority of the outstanding Shares of the Fund. The Fund may terminate the proposed Thornburg Agreement by a vote of a majority of the Independent Trustees or a majority of its outstanding voting securities at any time on 60 days' written notice to Heritage and Thornburg. Heritage may terminate the proposed Thornburg Agreement upon 60 days' written notice to Thornburg. Thornburg may terminate that agreement at any time upon 90 days' written notice to Heritage. The Thornburg Agreement automatically will terminate without penalty in the event of its assignment as defined in the 1940 Act.

Information About Thornburg

   Thornburg is a company incorporated under the laws of Delaware in July 1982. It also is registered with the Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended. As of April 1, 2001, Thornburg managed approximately $4 billion of assets. Thornburg serves as investment adviser to high net worth individuals, pension and profit sharing plans, investment companies, corporations and charitable organizations. Thornburg also serves as subadviser to the Thornburg Value Fund (the "Value Fund"), a mutual fund with a similar investment objective and investment strategy as the Fund. For the subadvisory services it provides to the Value Fund, Thornburg receives an annualized advisory fee, computed daily and paid monthly, of 0.875% of the Value Fund's average daily net assets on the first $500 million; 0.825% on average daily net assets of $500 million to $1 billion; .775% on average daily net assets of $1 billion to $1.5 billion; .725% on average daily net assets of $1.5 billion to $2 billion; and .625% on average daily net assets of over $2 billion.

   The names, titles and principal occupations of the current executive officers of Thornburg are set forth in the following table. In addition, the table reflects those executive officers who own beneficially or of record ten percent or more of the outstanding voting securities of Thornburg.

                             Ownership %
                                 of
            Name              Thornburg      Title and Principal Occupation
            ----             ----------- --------------------------------------
H. Garrett Thornburg, Jr....     100%    Director and Chairman
Brian J. McMahon*...........             President and Chief Investment Officer
Dawn B. Fisher*.............             Secretary
Beckie R. Hanttula*.........             Chief Financial Officer
Michael F. Murphy...........             Director of Compliance

--------
* Owners of non-voting securities of Thornburg

   Thornburg's principal business address and the business address of each person listed above is 119 East Marcy Street, Suite 200, Santa Fe, New Mexico, 87501.

Recommendation of the Board of Trustees

   The Trustees decided to appoint Thornburg as investment subadviser to the Fund and recommend that shareholders approve the proposed Thornburg Agreement. In approving the Thornburg Agreement, the Board analyzed the factors discussed above and other factors that would affect positively and negatively the provision of portfolio management services.

   The Board recommends that Thornburg be retained as an investment subadviser to the Fund. If Proposal 1 is not approved by shareholders, Heritage will continue as the Fund's investment adviser and investment discretion with respect to 100% of the Fund's assets will continue to be allocated to Eagle as subadviser. The Trustees would then consider whether any other arrangements of the provision of investment advisory services are appropriate and in the best interests of the Fund's shareholders.

Vote Required

   Approval of Proposal 1 requires the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding Fund Shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

                 PROPOSAL 2. APPROVAL OF A PROPOSAL TO CHANGE
                     THE INVESTMENT OBJECTIVE OF THE FUND

   The Board seeks to have shareholders approve a change in the Fund's investment objective. The Fund's current investment objective is as follows:
"The Fund seeks long-term total return by seeking, with approximately equal emphasis, current income and capital appreciation." The proposed investment objective of the Fund is as follows: "The Fund primarily seeks long-term capital appreciation and, secondarily, seeks current income."

   The Board recommends that shareholders vote to change the Fund's objective due to the long-term changes in the dividend yields in the types of companies in which the Fund typically invests that have made it more difficult for the Fund to achieve an equal emphasis on current income and capital appreciation. For example, when the Fund began its investment operations in December 1986, the dividend yield of the Standard and Poor's 500 Composite Stock Index was 3.42%. As of December 2000, the dividend yield of that Index was 1.19%. Accordingly, Heritage and the Board believe that it is in the best interest of the Fund to view an issuer's income projections as a secondary consideration in seeking long-term total return. If approved, this proposal will increase the investment flexibility of the Fund. Additionally, if shareholders approve the change in the Fund's objective, the name of the Fund will be changed to the "Heritage Growth and Income Trust" to better reflect the Fund's objective. The new name of the Fund describes the Fund's primary emphasis on capital appreciation and secondary emphasis on income. To the extent that the income component is de-emphasized, there is the potential for the Fund to be exposed to a higher degree of market volatility with a reduced level of "buffer" from dividends and other investment income.

Vote Required

   Approval of Proposal 2 requires the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding Fund Shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

                 PROPOSAL 3. APPROVAL OF A PROPOSAL TO CHANGE
                  FUNDAMENTAL INVESTMENT POLICIES OF THE FUND

   The Board seeks shareholder approval to modify certain of the Fund's fundamental investment policies that can be changed only with shareholder approval ("fundamental policies"). Some of the these fundamental policies reflect past regulatory, business or industry conditions, practices or requirements that are no longer in effect. Accordingly, the Board seeks to simplify and modernize the Fund's fundamental policies. Summary descriptions of each proposed change to the Fund's fundamental policies are set forth below, together with a summary of the text of the corresponding current fundamental policies.

   (a) Change in fundamental policy on diversification.

   The Fund currently has a fundamental policy that provides as follows: "With respect to 100% of the total assets of the Fund, the Fund may not invest more than 5% of its assets (valued at market value) in securities of any one issuer other than the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the voting securities of any one issuer." (Emphasis added.) The Board proposes that this policy be changed as follows: "With respect to 75% of the total assets of the Fund, the Fund may not invest more than 5% of its assets (valued at market value) in securities of any one issuer other than the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the voting securities of any one issuer." (Emphasis added.)
   Application of diversification requirements to 75% of the Fund's assets (rather than 100%) reflects the standard established by the 1940 Act for diversified investment companies like the Fund. If this proposal is approved by shareholders and the diversification standard is decreased from 100% to 75%, the Fund will remain diversified and it can also benefit from additional investment flexibility.

   (b) Elimination of fundamental policy on restricted securities.

   The Fund currently has a fundamental policy that provides as follows: "The Fund may not invest more than 5% of its total assets (taken at cost) in securities that are not readily marketable without registration under the 1933 Act (restricted securities)." When this fundamental policy was adopted by the Fund, all restricted securities were deemed to be illiquid. Subsequently, the SEC adopted Rule 144A under the Securities Act of 1933. This rule permits certain financial institutions like the Fund to trade restricted securities among themselves. In adopting Rule 144A, the SEC authorized investment companies like the Fund to treat restricted securities as liquid investments, subject to certain limitations.

   Since the adoption of Rule 144A, the Fund is permitted to trade restricted securities with other financial institutions and to treat such securities as liquid. Accordingly, the Fund's policy no longer reflects current regulatory restrictions on investments in restricted securities, and the Board recommends that this policy be eliminated. However, the Fund will continue to invest in restricted securities subject to both Rule 144A limitations on deeming such securities liquid and the Fund's non-fundamental policy that provides as follows: "The Fund may not invest more than 10% of its net assets in repurchase agreements maturing in more than seven days or in other illiquid securities that are illiquid by virtue of absence of a readily available market or legal or contractual restrictions as to resale, including privately placed securities." Elimination of the Fund's current fundamental policy on restricted securities will modernize the Fund's investment policies to reflect the adoption of Rule 144A. This proposed change may have the potential to increase the amount of illiquid securities previously authorized by the Fund's current fundamental policy.

  (c) Elimination of fundamental policy on investing in issuers whose securities are owned by officers and Trustees of the Fund.

   The Fund currently has a fundamental policy that provides as follows: "The Fund may not purchase or retain securities of any issuer if the officers and trustees of Fund or Heritage or its subadviser owning individually more than of 1% of the issuer's securities together own more than 5% of the issuer's securities." This policy reflects past state "Blue Sky" regulations that are no longer in effect. Additionally, the 1940 Act does not require the Fund to have any such policy and, in fact, many mutual funds organized in recent years have no such policy. The Board believes that eliminating this fundamental policy will simplify and modernize the fundamental policies of the Fund.

   (d) Elimination of fundamental policy on repurchase agreements.

   The Fund currently has a fundamental policy that provides as follows: "The Fund may not enter into repurchase agreements with respect to more than 25% of its total assets." The 1940 Act does not require the Fund to have a fundamental policy with respect to its investments in repurchase agreements. As a practical matter, the Fund has not entered into, and does not it currently intend to enter into, repurchase agreements with respect to more than 25% of its total assets. However, in the future, the Fund may wish to invest substantially in repurchase agreements as a temporary defensive measure. Thus, in order to maintain this flexibility, the Board believes that this policy should be eliminated.

   The Board recommends that shareholders vote to modify the Fund's investment policies as described above. The Board believes that each of the proposed modifications will serve to modernize the Fund's investment policies and increase the Fund's investment flexibility.

Vote Required

   Approval of Proposal 3(a), 3(b), 3(c) and 3(d) require the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding Fund Shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3(a), 3(b), 3(c) and 3(d).

           PROPOSAL 4. APPROVAL OF A PROPOSAL TO PERMIT HERITAGE TO
               HIRE SUBADVISERS OR MODIFY SUBADVISER AGREEMENTS
                         WITHOUT SHAREHOLDER APPROVAL

Introduction

   Heritage serves as the investment adviser and administrator of the Fund. As such, Heritage currently does not make the day-to-day investment decisions for the Fund. Instead, Heritage administers the Fund, establishes an investment program for the Fund and selects, compensates and evaluates the Fund's investment subadviser, currently Eagle. The investment subadviser, in turn, makes the day-to-day investment decisions for the Fund.

   Federal securities law generally requires that the shareholders of the Fund approve the Fund's subadvisory agreements and any amendments thereto. Thus, when a new subadviser is retained on behalf of the Fund, shareholders typically are required to approve the subadvisory agreement. Similarly, if an existing subadvisory agreement is amended in any material respect (such as an increase in the fee paid by Heritage--not by the Fund--to the subadviser), shareholder approval is required. In addition, shareholder approval typically is required in order to re-appoint a subadviser when there is a change in control of the Fund's subadviser. In all of these cases, in order to obtain shareholder approval, the Fund must call and conduct a shareholders meeting, prepare and distribute proxy materials, and solicit votes from Fund shareholders. The process can be costly and time-consuming.

   Upon receiving authorization from the Trustees, the Fund's officers applied to the SEC for an order exempting the Fund from the requirement described in the previous paragraph ("SEC Order"). If issued as requested, the SEC Order would permit the Fund, without the prior approval of shareholders, to hire new subadvisers, to rehire existing subadvisers that have experienced a change in control and to modify subadvisory agreements. By eliminating shareholder approval in these matters, the Fund would have greater flexibility in selecting and re-appointing investment subadvisers and would save the considerable expenses involved in soliciting shareholder proxies and conducting shareholder meetings. Changes in subadvisory arrangements would still require Board approval and may be subject to certain other conditions, as discussed below.

   The Trustees and Heritage hereby seek shareholder approval of this proposed arrangement for approval of subadvisory agreements. If Proposal 4 is not approved by shareholders, shareholder approval of subadvisory agreements and amendments thereto will continue to be required. If proposal 4 is approved by Fund shareholders, the proposal will be effective if and when the SEC Order is issued. There is no assurance that the SEC Order will be issued.

Comparison of Present and Proposed Selection Process for Subadvisers

   Under both the current process for approval of subadvisory agreements and under the proposed process, any change in a subadvisory agreement requires approval by the Board. In considering whether to appoint a subadviser, the Board will analyze the factors it considers relevant, including the nature, quality and scope of services provided by a subadviser to investment companies comparable to the Fund. The Board will review the ability of the subadviser to provide its services to the Fund, as well as its personnel, operations, financial condition or any other factor that would affect the provision of those services. The Board will examine the performance of the subadviser with respect to compliance and regulatory matters over the past fiscal year. It will review the subadviser's investment performance with respect to accounts that are comparable. Finally, the Board will consider other factors that it considers relevant to the subadviser's performance as an investment adviser. The Board believes that this review process provides appropriate shareholder protection in the selection of subadvisers.

   Under the current process for approval of subadvisory agreements, in addition to Trustee approval, shareholders must approve any change in subadvisory agreements. More particularly, a subadvisory agreement must receive the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting. Such shareholder approval would be eliminated under the proposed process for approval of subadvisory agreements.

   An SEC Order authorizing the proposed process for approval of subadvisory agreements may be granted subject to a number of conditions. Following is a list of relevant conditions that is representative of the relevant conditions that the SEC has recently imposed in a number of orders that are similar to the SEC Order that the Fund is seeking. The list may be a useful guide in predicting the conditions that may be imposed in any SEC Order that is issued with respect to the Fund. However, any SEC Order that is issued with respect to the Fund might be granted subject to different conditions than those set forth below:

     1. Before the Fund may rely on the SEC Order requested in the application, the operation of the Fund in the manner described in the application will be approved by the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

     2. The Fund will disclose in its prospectus the existence, substance and effect of any order granted pursuant to this application.

     3. Heritage will provide management and/or administrative services to the Fund and, subject to the review and approval of the Board of Trustees, will: (a) set the Fund's overall investment strategies; (b) evaluate, select and recommend subadvisers; (c) when and if appropriate allocate, and when appropriate, reallocate the Fund's assets among subadvisers in those cases where the Fund has more than one subadviser; (d) monitor and evaluate the investment performance of the subadvisers, including their compliance with the Fund's investment objective, policies and restrictions; and (e) implement procedures reasonably designed to ensure that the subadvisers comply with the Fund's investment objectives, policies and restrictions.

     4. A majority of the Fund's Board of Trustees will be persons who are Independent Trustees and the nomination of new or additional Independent Trustees will be placed within the discretion of the then existing Independent Trustees.

     5. Heritage will not enter into a subadvisory agreement with any subadviser that is an "affiliated person," as defined in the 1940 Act, of Heritage, without such agreement, including the compensation to be paid thereunder, being approved by the shareholders of the Fund.

     6. When a change of subadviser is proposed for the Fund with an affiliated subadviser, the Board of Trustees, including a majority of the Independent Trustees, will make a separate finding, reflected in the Board minutes of the Fund, that any such change of subadviser is in the best interest of the

  Fund and its shareholders and does not involve a conflict of interest from which Heritage or the affiliate subadviser derives an inappropriate advantage.

     7. No Trustee or officer of the Fund or Heritage will own directly or indirectly (other than through a pooled investment vehicle that is not controlled by any such Trustee or officer) any interest in a subadviser, except for ownership of: (a) an interest in Heritage, or any entity that controls, is controlled by or is under common control with Heritage, or (b) less than 1% of the outstanding securities of any class of equity or debt of a publicly traded company that is either a subadviser or an entity that controls, is controlled by or is under common control with a subadviser.

     8. Within 90 days of the hiring of any new subadviser or the implementation of any proposed material change in a subadvisory Agreement, Heritage will furnish shareholders all information about the new subadviser and/or subadvisory agreement that would be included in a proxy statement. Such information will include any change in such disclosure caused by the addition of a new subadviser or any proposed material change in the Fund's subadvisory agreement

Vote required

   As noted above, the SEC has previously granted requests for exemptive relief that are similar to Proposal 4 where the proposal receives the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4.

                          INFORMATION ABOUT THE FUND

Current Advisory Arrangements

   Heritage is a Florida corporation organized in 1985 and registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Heritage serves as investment adviser and administrator to the Fund pursuant to an Investment Advisory and Administration Agreement between Heritage and the Trust on behalf of the Fund, dated October 31, 1986 ("Advisory Agreement"). The Advisory Agreement and the Eagle Agreement each were approved by the Fund's sole initial shareholder on October 24, 1986 and were last approved by the Board of Trustees on August 28, 2000. All of the capital stock of Heritage is owned by Raymond James Financial, Inc. ("RJF"). Thomas A. James, a Trustee of the Trust, by virtue of his direct or indirect ownership of RJF, owns beneficially more than 10% of Heritage. RJF, through its subsidiaries, is engaged primarily in providing customers with a wide variety of financial services in connection with securities, limited partnerships, options, investment banking and related fields. Heritage also serves as investment adviser and manager to twelve other investment portfolios with aggregate assets of approximately $6.6 billion as of April 1, 2001.

   The principal address of Heritage, RJF, Thomas A. James and each of Heritage's directors and its principal executive officer is 880 Carillon Parkway, St. Petersburg, Florida 33716. The President of Heritage is Robert N. Brady. The officers of the Fund who also are employed by Heritage are: K.C. Clark, Donald H. Glassman and Deborah A. Malina. The Trustees and the officers of the Fund do not own in the aggregate more that 1% of the shares of beneficial interest in the Fund.

   Under the Advisory Agreement, and subject to the supervision of the Trustees, Heritage has agreed, among other duties, to provide a continuous investment program for the Fund's portfolio, supervise all aspects of the Fund's operation and hold itself available to respond to shareholder inquiries. The Advisory Agreement expressly permits advisory services to be delegated to and performed by a subadviser. Under the Advisory Agreement, the Fund bears all of its expenses not specifically assumed by Heritage incurred in its operation and the offering of shares.

   For services provided under the Advisory Agreement, the Fund pays Heritage an annualized advisory fee, computed daily and paid monthly, of 0.75% of the Fund's average daily net assets on the first $100 million and 0.60% on average daily net assets over $100 million. Heritage contractually has agreed to waive its investment advisory fees and, if necessary, reimburse each class of the Fund to the extent that Class A annual operating expenses exceed an annualized rate of 1.35% of the class' average daily net assets and Class B or Class C annual operating expenses exceed 2.10% of that class' average daily net assets for the Fund's September 30, 2000 fiscal year. Any reduction in Heritage's management fees is subject to reimbursement by the Fund within the following two years if overall expenses fall below these percentage limitations. During the fiscal year ended September 30, 2000, the Fund paid Heritage management fees in the amount of $588, 810.

   Heritage also is the fund accountant and transfer and dividend disbursing agent for the Fund. For the fiscal year ended September 30, 2000, the Fund paid Heritage approximately $51,128 for its services as fund accountant and $64,451 for its services as transfer and dividend disbursing agent. Heritage will continue to provide these services to the Fund after the subadvisory contract is approved.

   In addition, an affiliate of Heritage, Raymond James & Associates, Inc. ("RJA"), 880 Carillon Parkway, St. Petersburg, Florida 33716, currently serves as the Trust's principal underwriter. For the fiscal year ended September 30, 2000, as compensation for certain distribution and shareholder servicing activities, the Fund paid RJA $131,347, $56,574 and $203,119 in distribution and service fees for the Fund's Class A, Class B and Class C shares, respectively, pursuant to the Trust's Rule 12b-1 distribution plan. RJA will continue to serve as principal underwriter to the Trust after the advisory contract is approved.

   The Advisory Agreement and the Eagle Agreement each provides that Heritage and/or Eagle, as applicable, will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matter to which the Agreements relate, except a loss resulting from willful misfeasance, bad faith, or gross negligence on their part in the performance of their duties or from reckless disregard by them of their obligations and duties thereunder.

Brokerage Commissions

   RJA may act as broker on behalf of the Fund in the purchase and sale of portfolio securities. For the fiscal year ended September 30, 2000, the total dollar amount of brokerage commission paid by the Fund was $130,561. These commissions were paid on aggregate brokerage transactions totalling $84,404,199. The Fund paid RJA $6,807 in commissions on aggregate brokerage transactions of $2,063,250 or 2% of the total aggregate brokerage transactions.

Executive Officers

   Officers of the Fund are appointed by the Trustees and serve at the pleasure of the Board. None of the Fund's officers currently receives any compensation from the Fund. All officers as a group own beneficially less than 1% of the shares outstanding on the Record Date. The executive officers of the Fund are:

   Richard K. Riess, age 51, President. Mr. Riess also has been a Trustee of the Fund since 1985; a Director of Heritage since 1985; Chief Executive Officer of Heritage since 2000; a Director of Eagle since 1995; Chief Executive Officer of Eagle since 1996; and Executive Vice President of RJF since 1998.

   K.C. Clark, age 42, Executive Vice President and Principal Executive Officer. Mr. Clark also has been a Vice President of Heritage since 1993; Senior Vice President of Heritage since 1998; and Executive Vice President and Chief Operating Officer of Heritage since 2000.

   Donald H. Glassman, age 44, Treasurer. Mr. Glassman also has been Treasurer of Heritage and Treasurer of Heritage Mutual Funds since 1989.

   Clifford J. Alexander, age 57, Secretary. Mr. Alexander also is a partner at Kirkpatrick & Lockhart LLP.

   Deborah A. Malina, age 34, Assistant Secretary. Ms. Malina also has been the Compliance Administrator of Heritage since 2000.

   Robert J. Zutz, age 48, Assistant Secretary. Mr. Zutz also is a partner at Kirkpatrick & Lockhart LLP.

                             SHAREHOLDER PROPOSALS

   As a general matter, the Fund does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Fund's shareholders should send such proposals to the Fund at 880 Carillon Parkway, St. Petersburg, Florida 33716, so as to be received a reasonable time before the proxy solicitation for that meeting is made. Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

                                OTHER BUSINESS

   Management knows of no other business to be presented at the Meeting other than the matters set forth in this Proxy Statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Fund.

                                    By Order of the Board of Trustees,

                                    CLIFFORD J. ALEXANDER,
                                    Secretary

May 7, 2001

         It is important that you vote and return your proxy promptly.

                                                                           PROXY
                                                                           -----
                         HERITAGE INCOME-GROWTH TRUST

               Special Meeting of Shareholders -- June 22, 2001

The undersigned hereby appoints as proxies Richard K. Riess, K.C. Clark and Donald H. Glassman, each with the power of substitution, to vote for the undersigned all shares of beneficial interest of the undersigned at the aforementioned meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless to the contrary, this proxy shall be deemed to indicate authority to vote "FOR" all proposals.

                                       Date
                                           -------------------------------------

                                       Signature
                                                --------------------------------

                                       Signature
                                                --------------------------------

                                       If shares are held jointly, each
                                       shareholder named should sign; if only
                                       one signs, his signature will be binding.
                                       If the shareholders is a corporation, the President or Vice President should sign in her own name, indicating title. If the shareholder is a partnership, a partner should sign in his own name, indicating that he is a "Partner".


EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

Voting Instructions - Please Select One of These Voting Methods:

Vote by INTERNET:  Please read your proxy statement and read the following
----------------
proposal. Go to our website: http:\\proxyvote.com where you will use this ballot and the control number listed below to vote on the proposal. Follow the on screen directions. Do not mail your voting instruction when you vote online.
                          ---

Vote by Telephone:  Please read your proxy statement and read the following
-----------------
proposal. Dial our toll free number 1-800-579-7863 using a touch tone phone where you will use this ballot and the control number listed below to vote on the proposal. Do not mail your voting instruction when you vote by phone.
                  ---

Vote by Paper Ballot:  Please read your proxy statement and read the following
--------------------
proposal. Vote by filling in on the ballot the appropriate box representing your vote on the proposal. Sign and mail the card in the enclosed return envelope.

 PLEASE VOTE VIA INTERNET OR BY PHONE OR SIGN, DATE AND PROMPTLY RETURN YOUR
              VOTING INSTRUCTION IN THE ENCLOSED ENVELOPE TODAY!

   Please indicate your vote by placing an "X" in the appropriate box below.

          This proxy is solicited on behalf of the Board of Trustees.
                 The Board of Trustees recommends a vote "FOR"

1. Approval of the proposed Subadvisory Agreement between Heritage Asset Management, Inc. and Thornburg Investment Management, Inc. with respect to the Heritage Income-Growth Trust.

          FOR______        AGAINST_______         ABSTAIN_______

2.  Approval of the proposal to change the Fund's investment objective.

          FOR______        AGAINST_______         ABSTAIN_______

3. (a) Approval of the proposal to change the Fund's fundamental policy on diversification.

          FOR______        AGAINST_______         ABSTAIN_______

    (b) Approval of the proposal to eliminate the Fund's fundamental policy on restricted securities.

          FOR______        AGAINST_______         ABSTAIN_______

    (c) Approval of the proposal to eliminate the Fund's fundamental policy on investing in issuers whose securities are owned by officers and Trustees of the Fund.

          FOR______        AGAINST_______         ABSTAIN_______

    (d) Approval of the proposal to eliminate the Fund's fundamental policy on repurchase agreements.

          FOR______        AGAINST_______         ABSTAIN_______


4. Approval of the proposal to permit Heritage Asset Management, Inc. to hire subadvisers or modify subadvisory agreements without shareholder approval.

          FOR______        AGAINST_______         ABSTAIN_______

This proxy will not be voted unless it is dated and signed exactly as instructed below.

Please vote, sign and date this proxy and return it in the enclosed postage paid envelope to: 880 Carillon Parkway, St. Petersburg, Florida 33716